Exhibit 23(b) (1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 20, 1996, except as to the settlement of certain contingent liabilities described in Note 13 of the related Corning Clinical Laboratories Inc. combined financial statements as to which the date is November 4, 1996, appearing on Page F-2 of Corning Clinical Laboratories Inc.'s Registration Statement on Form 10, as amended on November 26, 1996.




/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP
New York, New York
November 27, 1996